FIRST AMENDMENT TO EQUIPMENT FINANCING AGREEMENT

    THIS FIRST AMENDMENT dated as of April 18, 1990 (this "Amendment"), to Equipment Financing Agreement dated as of August 1, 1988, (the "Agreement") is by and between MATLACK, INC., a Pennsylvania corporation (the "Company"), CONTINENTAL BANK N.A. (formerly known as Continental Illinois National Bank and Trust Company of Chicago), a national banking association ("Continental"), individually and as Collateral Agent, and FIDELITY BANK, N.A. ("Fidelity" and, together with Continental and its individual capacity, the "Banks"). Unless otherwise defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement.

                         W I T N E S S E T H

    WHEREAS, the Company and the Banks desire to amend the Agreement in certain respects:

    NOW, THEREFORE, the Company and the Bank agree as follows:

    SECTION 1 AMENDMENTS. The Agreement is hereby amended as follows:

        1.1 Amendment of Section 1.1. Section 1.1 of the Agreement is hereby amended (a) by adding thereto in proper alphabetical order the following definitions:

        "'Account Debtor' means the party who is obligated on or under any Account Receivable."

        "'Account Receivable' means any right of the Company to payment for goods sold or leases or for services rendered."

        "'Accounts Receivable Collateral' means all Accounts Receivable (whether or not Eligible Accounts Receivable), Contract Rights and documents of title of the Company; all chattel paper and instruments evidencing any obligation to the Company for payment for goods sold or leased or for services rendered; all guaranties and other property securing the payment of or performance under, any Accounts Receivable, Contract Rights or any such chattel paper or instruments; to the extent related to the property herein described, all books, correspondence, credit files, records, invoices and other papers and documents, including, without limitation, to the extent so related, all tapes, cards, computer runs, computer programs and other papers and documents in the possession or control of the Company or any computer bureau from time to time acting for the Company; and, to the extent so related, all rights in, to and under all policies of insurance, including claims of rights to payments thereunder and proceeds therefrom, including any credit insurance; and all proceeds and products of any of the foregoing."

        "'Application' means an application by the Company, in a form and containing terms and provisions acceptable to Continental, for the issuance by Continental of a Letter of Credit."

        "'Contract Right' means any right of the Company to payment under a contract for the sale or lease of goods or the rendering of services, which right is at the time not yet earned by performance."

        "'Eligible Account Receivable' means an Account Receivable which meets each of the following requirements: (i) if it arises from the sale or lease of goods, such goods have been shipped or delivered, and not returned or subject to return (other than warranty returns and rights of distributors to exchange inventory for other inventory in the ordinary course of business), to the Account Debtor under such Account Receivable;
    (ii) it is a valid, legally enforceable obligation of the Account Debtor thereunder (subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other similar laws from time to time in effect affecting creditors' rights, and to the application of equitable principles generally), and is not subject to any offset, rebate, refund, allowance, counterclaim, debt memorandum, or other defense on the part of such Account Debtor or to any claim on the part of such Account Debtor denying liability thereunder in whole or in part (as used herein, the foregoing defense to payment shall not mean any discount for timely payment in the ordinary course of business); (iii) it is not subject to any Lien or security interest whatsoever, other than Liens permitted hereunder and the security interest of the Bank; (iv) it is evidenced by an invoice (dated not later than the date of shipment or performance or lease contract applicable thereto and having standard trade payment terms) rendered to such Account Debtor, and is not evidenced by any instrument or chattel paper; (v) it is not owing by any Account Debtor whose obligations the Bank, acting in its reasonable discretion, shall have notified the Borrower in writing are not deemed to constitute Eligible Accounts Receivable; (vi) the invoice evidencing such Account Receivable is not more than 90 days overdue; (vii) it is owing either by (a) an Account Debtor whose principal place of business is located in the United States, or (b) an Account Debtor whose principal place of business may be located outside the United States, but which maintains a place of business located in the Untied States and where the goods or services giving rise to such Account Receivable are delivered or performed in the United States; and (viii) the Account Debtor is neither the federal or any state or local government, nor any unit, branch, agency or subdivision thereof. An Account Receivable which is at any time an Eligible Account Receivable, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be an Eligible Account Receivable.

        "'Letter of Credit' means a letter of credit issued by Continental, in its discretion, on the Application of the Company pursuant to this Agreement."

        "'Letter of Credit Obligations' means an amount equal to the aggregate of the original face amounts of all Letters of Credit minus the sum of (i) the amount of any reduction(s) in the original face amount of any Letter of Credit which did not result from a draw made under such Letter of Credit, (ii) the amount of any payments made by the Banks or either of them with respect to a Letter of Credit (A) which, from and after the date of such payment, constitutes an Advance pursuant to Section 2.4(d), or (B) for which the Company has reimbursed the Collateral Agent, and (iii) the undrawn portion of any issued, but expired, Letter of Credit."

        "'Security Agreement - Accounts Receivable' means a security agreement of the Company in the form set forth as Exhibit N with appropriate insertions."

and (b) by deleting therefrom the definition of the term "Borrowing Base" and substituting therefor the following definition:

        "'Borrowing Base' means, at any time, an amount equal to (i) the Security Value of the Vehicles at such time, [minus (ii) certain Indebtedness of the Company as more particularly described on a Borrowing Base Certificate,] plus (iii) up to 80% of the net amount of the Company's Eligible Accounts Receivable, as calculated pursuant to a Borrowing Base Certificate."

        1.2 Amendment of Section 2.1. Section 2.1 of the Agreement is hereby amended by (i) adding the phrase ", minus the Letter of Credit Obligations" at the end of the first sentence thereof, and
(ii) adding the phrase "and the Letter of Credit Obligations" after the phrase "including the Advances" in the second sentence thereof.

        1.3 Amendment of Section 2. Section 2 of the Agreement is hereby amended by adding the following Section 2.4 thereto:

            "2.4     Letters of Credit.

            (a) In addition to Advances made pursuant to Section 2.1, Continental shall, subject to the terms and conditions of this Agreement, upon receipt of duly executed Applications and such other documents, instruments and/or agreements as Continental may require, open Letters of Credit for the account of the Company on such terms as are satisfactory to Continental, provided that (i) the aggregate face amount of Letters of Credit issued hereunder may not exceed $10,000,000 at any one time outstanding; (ii) no Letter of Credit will be issued if, before or after taking such Letter of Credit into account, the aggregate Letter of Credit Obligations exceed or would exceed the lesser of (A) $30,000,000 minus the outstanding principal balance of the Advances minus the Letter of Credit Obligations or (B) the Borrowing Base minus the outstanding principal balance of the Advances minus the Letter of Credit Obligations and (iii) no Letter of Credit shall have an expiration date later than the earlier to occur or (y) the first anniversary of the date such Letter of Credit was issued, or (z) the Termination Date.

            (b) The Company may request Continental to issue a Letter of Credit by delivering to Continental, at its address set forth on the signature pages hereof, an Application completed to the satisfaction of and acceptable to Continental in its reasonable discretion.

            (c) Effective in the case of each Letter of Credit as of the date of the opening thereof, Continental agrees to allot and does allot, to itself and each other Bank, and each Bank severally and irrevocably agrees to take and does take an undivided participating interest in such Letter of Credit in a percentage equal to the percentage such Bank's commitment set forth opposite its signature hereto bears to the aggregate of all the Banks' commitments.

            (d) In the event that Continental makes a payment under any Letter of Credit, the Company shall be deemed to have given notice pursuant to Section 2.2 requesting the Banks to make Advances on the date on which such payment by Continental takes place in an amount equal to the amount of such payment and the Banks shall, notwithstanding the failure of any of the conditions set forth in Section 10, make Advances on such date in such amount, the proceeds of which shall be applied directly to reimburse Continental for the amount of such payment. The obligation of each Bank to provide Continental with such Bank's pro rata share of the amount of any payment made by Continental to settle its obligations under any Letter of Credit shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which such Bank may have or has had against Continental, including without limitation, any defense based on the failure of the demand for payment under such Letter of Credit to conform to the terms of such Letter of Credit or the legality, validity, regularity or enforceability of such Letter of Credit or any defense based on the identity of the transferee of such Letter of Credit or the sufficiency of the transfer if such Letter of Credit is transferable, absent Continental's gross negligence or willful misconduct.

            (e) The Company agrees to pay Continental, on demand, Continental's standard administrative operating fees and charges in effect from time to time for issuing and administering any Letters of Credit. The Company further agrees to pay Continental pro rata for the account of the Banks a commission on the undrawn amounts of the Letters of Credit issued by Continental at a rate per annum equal to (i) three-eights of one percent (3/8%) on the first $845,200 of the aggregate undrawn face amount of Letters of Credit, and (ii) three-quarters of one percent (3/4%) on the aggregate undrawn face amount of Letters of Credit in excess of $845,200. Such commission shall be paid quarterly in arrears.

            (f) Notwithstanding anything to the contrary herein or in any Application of the Company, upon the occurrence of an Event of Default or an Unmatured Event of Default or other termination of this credit facility, an amount equal to the aggregate amount of the outstanding Letter of Credit Obligations shall, without demand upon or (in the case of an Event of Default) further notice to the Company, be deemed (as between the Banks and the Company) to have been paid or disbursed by Continental under the Letters of Credit issued by Continental, (notwithstanding that such amounts may not in fact have been so paid or disbursed), and an Advance to the Company in the amount of such Letter of Credit Obligations to have been made and accepted, which Advance may, at the discretion of either of the Banks, be immediately due and payable."

        1.4 Amendment of Section 5.2.  The first sentence of
Section 5.2 of the Agreement is hereby amended by inserting at the end thereof the clause "; and provided, further, that no reduction may reduce the amount of the Credit below the Letter of Credit Obligations as of the date of such reduction.

        1.4 Amendment of Section 5.6. Section 5.6 of the Agreement is hereby deleted in its entirety and the following is hereby substituted therefor:

                 "5.6    Borrowing Base.  If at any time the
    outstanding unsecured Indebtedness of the Company, including the Advances and the Letter of Credit Obligations (whether or not said Advances and/or Letter of Credit Obligations are secured) exceeds the Borrowing Base, the Company shall prepay the Advances to the extent of such excess and, if, after giving effect to such prepayment, such outstanding unsecured Indebtedness continues to exceed the Borrowing Base, then the Company shall deliver to Continental cash, or other collateral of a type satisfactory to Continental, having a value, as determined by Continental, equal to such excess. Any such collateral received by Continental shall be held by Continental in a separate account appropriately designated as a cash collateral account in relation to this Agreement and the Letters of Credit and retained by Continental as collateral security for the Company's liabilities in respect of this Agreement and each of the Letters of Credit; it being understood that, in the absence of an Event of Default or Unmatured Event of Default, the amount of collateral maintained in such cash collateral account at any time and from time to time need not be greater than the amount by which the outstanding unsecured Indebtedness of the Company, including the Advances and the Letter of Credit Obligations (whether or not said Advances and/or Letter of Credit Obligations are secured) exceeds the Borrowing Base. Any amounts remaining in any cash collateral account established pursuant hereto following payment in full of all such liabilities, which are not (as determined by Continental) (to be applied to reimburse the Banks for amounts actually paid by Continental in respect of a Letter of Credit shall be returned to the Company (after deduction of Continental's expenses). Notwithstanding anything to the contrary contained in the foregoing, in the case of a voluntary termination of the credit facility by the Company in accordance with the provisions hereof, the Company may provide to Continental, in lieu of cash collateral, an additional letter or letters of credit in form and substance, and issued by a financial institution, satisfactory to Continental and naming Continental as beneficiary thereunder which shall support any liabilities of the Company hereunder with respect to any then outstanding Letter of Credit Obligations."

        1.6 Amendment of Section 8. Section 8 of the Agreement is hereby amended by adding thereto the following Section 8.23:

            "8.23    Liens on Accounts Receivable.  Not, and not
    permit any Subsidiary to, create or permit to exist any Lien with respect to Accounts Receivable Collateral whether now existing or hereafter arising except Liens in favor of the Banks to secure the Company's liabilities hereunder and under the Notes."

        1.7 Amendment of Section 9. Section 9 of the Agreement is hereby amended by adding thereto the following Section 9.3:

            "9.3     Accounts Receivable.  (a) The Company agrees
    that at any time after the occurrence of an event which but for the passage of time or the giving of notice or both would constitute an Event of Default either Bank may require that all the Company's liabilities and obligations hereunder and under the Notes be secured by a security interest in and a lien upon all Accounts Receivable Collateral, whether now existing or hereafter arising. Within thirty days after such notice, the Company will execute and deliver to the Collateral Agent the Security Agreement - Accounts Receivable, together with such financing statements or other documents as either Bank may reasonably request and such other financing statements or other documents as may be advised by counsel for the Collateral Agent as being necessary or desirable to perfect the Banks' security interest in the Accounts Receivable Collateral.

            (b) The Company will, upon twenty-four hours' notice from either of the Banks, permit such Bank by or through any of its respective officers, attorneys, accountants or other authorized agents to inspect and make extracts from the Company's books and records relating to the Accounts Receivable Collateral, regardless of whether such books and records are in the possession of the Company or otherwise. Notwithstanding the provisions of the foregoing sentence, the Company will not, without the prior written consent of the Banks, relinquish possession of its books and records relating to the Accounts Receivable Collateral."

        1.8 Amendment of Section 12. Section 12 of the Agreement is hereby deleted in its entirety and the following is hereby substituted therefor:

        12. CONDITION SUBSEQUENT. Upon the request of any of the Banks under Section 9 of this Agreement, the Company will deliver to the Banks:

            12.1 Security Agreement. Its Security Agreement or its Security Agreement - Accounts Receivable, as the case may be, together with such financing statements, Mortgages and other documents as the Banks or their counsel may request.

            12.2 Resolutions. A copy, duly certified as of the date of the Security Agreement or Security Agreement - Accounts Receivable, as the case may be, by the Company's secretary or assistant secretary of (a) the resolutions of the Company's Board of Directors authorizing the execution, delivery and performance of such Security Agreement, (b) all documents evidencing other necessary corporate action; and (c) all approvals or consents, if any, with respect to such Security Agreement.

            12.3 Incumbency. A certificate of the Company's secretary or assistant secretary dated the date of the Security Agreement or Security Agreement - Accounts Receivable, as the case may be, certifying the names of the Company's officers authorized to sign such Security Agreement an all other documents or certificates to be delivered with respect thereto, together with the true signatures of such officers.

            12.4 Opinion. An opinion of John C. Peet, Jr., counsel to the Company, addressed to the Collateral Agent and the Banks and dated the date of the Security Agreement or Security Agreement - Accounts Receivable, as the case may be, in substantially the form of (i) in the case of the Security Agreement, Exhibit L hereto, and (ii) in the case if the Security Agreement - Accounts Receivable, Exhibit O hereto.

        1.9 Amendment of Signature Page. The signature page of the Agreement is hereby amended by deleting therefrom the figure "$15,000,000" adjacent to the signature of Continental thereon and substituting therefor the figure "$18,000,000"; and (ii) by deleting therefrom the figure "$10,000,000" adjacent to the signature of Fidelity thereon and substituting therefor the figure "$12,000,000".

        1.10 Amendment of Exhibit A. Exhibit A to the Agreement is hereby deleted in its entirety and Exhibit A attached hereto is hereby substituted therefor.

        1.11 Amendment of Exhibit C. Exhibit C to the Agreement is hereby deleted in its entirety and Exhibit C attached hereto is hereby substituted therefor. From and after the date of this Amendment, all references in the Agreement to Exhibit C and to the "Notes" shall be deemed to be a reference to Exhibit C hereto and to the Company's Notes in the form of Exhibit C hereto (hereinafter referred to as the "First Amended and Restated Notes").

        1.12     Addition of Exhibits N and O.  Exhibit N and
Exhibit O attached hereto are hereby added to the Agreement, respectively, as Exhibit N and Exhibit O thereto.

    SECTION 2 REPRESENTATIONS AND WARRANTIES. In order to induce the Bank to enter into this Amendment, the Company hereby represents and warrants to the Bank as of the date hereof as follows:

        2.1 The representations and warranties contained in Section 7 of the Agreement are true and correct on, and as though made as of the date hereof. No Event of Default or Unmatured Event of Default has occurred and is continuing as of the date of hereof.

        2.2 The execution and delivery by the Company of this Amendment does not violate any provisions of the Certificate of Incorporation or ByLaws of the Company, or any indenture, contract or agreement to which the Company or any of its subsidiaries is a party.

        2.3 The execution and delivery by the Company of this Amendment have been duly authorized by all necessary corporate action.

        2.4 This Amendment constitutes, and the First Amended and Restated Notes when executed and delivered in connection herewith will constitute, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforceability of creditors' rights generally and general equitable principles; and this Amendment does not constitute, to the best of the Company's knowledge, a violation of the provisions of any statute, regulation or judgment or decree of any court or governmental instrumentality.

    SECTION 3  CONDITIONS PRECEDENT.  The amendments set forth in
Section 1 of this Amendment shall be effective upon the Bank's receipt of all of the following, each duly executed on behalf of the Company, in form and substance satisfactory to the Banks:

        3.1 Notes.  The First Amended and Restated Notes of the
Company;

        3.2 Resolutions. A copy, certified by the Secretary or Assistant Secretary of the Company, of resolutions of the Board of Directors of the Company authorizing the execution and delivery of this Amendment and borrowings under the Agreement as amended hereby;

        3.3 Incumbency and Signatures. A certificate of the Secretary or Assistant Secretary of the Company, certifying the names of the officer or officers of the Company authorized to execute and deliver this Amendment and the First Amended and Restated Notes on behalf of the Company, together with a sample of the true signature of each such officer;

        3.4 Opinion of Counsel. The opinion of counsel to the Company, in the form of Exhibit B hereto; and

        3.5 Other. Such other documents as the Banks may reasonably request.

    SECTION 4  GENERAL.

        4.1 Ratification. The Agreement as amended by this Amendment shall remain in full force and effect and in hereby ratified, approved and confirmed in all respects. From and after the date hereof, references in the Agreement and the documents and instruments relating thereto shall refer to the Agreement as hereby amended.

        4.2 Counterparts. This Amendment may be executed in any number of counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

        4.3 Governing Law. This Amendment shall be construed in accordance with, and governed by, the internal laws of the State of Illinois.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective duly authorized officers as of the day and year first above written.


                                 MATLACK, INC.

                                   /s/ G. J. Trippitelli
                                 Name:  G. J. Trippitelli
                                 Title:  President



                                 CONTINENTAL BANK N.A.

                                 /s/ Edward F. Millet
                                 Name: Edward F. Millet
                                 Title: Vice President



                                 FIDELITY BANK, NATIONAL ASSOCIATION

                                  /s/ Grainne M. Pergolini
                                 Name: Grainne M. Pergolini
                                 Title: Vice President